     As filed with the Securities and Exchange Commission on August 20, 1999

                                                       Registration No. 33-60050

--------------------------------------------------------------------------------


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ---------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    Under
                          THE SECURITIES ACT OF 1933

                            ---------------------

                           KIMCO REALTY CORPORATION
            (Exact name of registrant as specified in its charter)

         Maryland                                                13-2744380
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                           3333 New Hyde Park Road
                      New Hyde Park, New York 11042-0020
                   (Address of principal executive offices)

                          --------------------------

                        KIMCO REALTY CORP. 401(K) PLAN
                           (Full title of the plan)

                          --------------------------

                             Bruce Kauderer, Esq.
                           3333 New Hyde Park Road
                      New Hyde Park, New York 11042-0020
                   (Name and address of agent for service)

                          --------------------------

                                   Copy to:

                             Raymond Y. Lin, Esq.
                               Latham & Watkins
                               885 Third Avenue
                           New York, New York 10022

                          --------------------------

                       CALCULATION OF REGISTRATION FEE

====================================================================================================================================

Title of Each Class of                         Amount to be           Proposed Maximum        Proposed Maximum        Amount of
Securities to be Registered (1)                Registered             Offering Price          Aggregate               Registration
                                                                      Per Share (2)           Offering Price          Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share         100,000                $36.4375                $3,643,750.00           $1,012.96
------------------------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Kimco Realty Corp. 401(k) Plan.

(2) For purposes of computing the registration fee only. Pursuant to Rule 457(h), the Proposed Maximum Offering Price Per Share is based upon the average of the high and low price for shares of the Company's common stock, par value $.01 per share, as reported on the New York Stock Exchange composite tape on August 13, 1999.

                                     PART I

Item 1.           Plan Information.

         Not required to be filed with this registration statement.

Item 2.           Registrant Information and Employee Plan Annual Information.

         Not required to be filed with this registration statement.

                                     PART II

Item 3.           Incorporation of Documents by Reference.

         The SEC allows us to "incorporate by reference" the information Kimco Realty Corporation files with them, which means that Kimco Realty Corporation can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that Kimco Realty Corporation files later with the SEC will automatically update and supersede this information. Kimco Realty Corporation incorporates by reference the documents listed below and any future filings Kimco Realty Corporation makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold:

    o Annual Report on Form 10-K for the fiscal year ending December 31, 1998 (File No. 1-10899);

    o Quarterly Report on Form 10-Q for the quarters ended March 31, 1999 (File No. 1-10899) and June 30, 1999 (File No. 1-10899);

    o    Proxy statement dated April 12, 1999 (File No. 1-10899);

    o Current Reports on Form 8-K filed May 13, 1999 (File No. 1-10899), March 26, 1999 (File No. 1-10899) and January 29, 1999 (File No. 1-10899);

    o The description of our capital stock contained in our registration statements on Form S-3, dated August 31, 1998 (File No. 333-61303) and our registration statement on Form S-4, dated May 14, 1998 (File No. 333-52667), including amendment dated May 15, 1998.

         Upon request, Kimco Realty Corporation will provide to you without charge a copy of any of the documents incorporated by reference in this prospectus, except the exhibits to those documents (unless the exhibits are specifically incorporated by reference in the documents). You may request for these copies from:

                             Bruce M. Kauderer, Esq.
                                 General Counsel
                             3333 New Hyde Park Road
                       New Hyde Park, New York 11042-0020
                                 (516) 869-9000

Item 4.           Description of Securities.

         Not required to be filed with this registration statement.

Item 5.           Interests of Named Experts and Counsel.

         Certain members of Latham & Watkins and their families own beneficial interests in less than 1% of our common stock.

Item 6.           Indemnification of Directors and Officers.

         The Maryland General Corporation Law (the "MGCL") permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Kimco Realty Corporation's charter contains such a provision, which eliminates such liability to the maximum extent permitted by Maryland law.

         Kimco Realty Corporation's charter authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former director or officer or (b) any individual who, while a director of Kimco Realty Corporation and at the request of Kimco Realty Corporation, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Kimco Realty Corporation's bylaws obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or
(b) any individual who, while a director of Kimco Realty Corporation and at the request of Kimco Realty Corporation, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. Kimco Realty Corporation's charter and bylaws also permit Kimco Realty Corporation to indemnify and advance expenses to any person who served a predecessor of Kimco Realty Corporation in any of the capacities described above and to any employee or agent of Kimco Realty Corporation or a predecessor of Kimco Realty Corporation.

         The MGCL requires a corporation (unless its charter provides otherwise, which Kimco Realty Corporation's charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the MGCL requires Kimco Realty Corporation, as a condition to advancing expenses to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by Kimco Realty Corporation as authorized by the bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by Kimco Realty Corporation if it shall ultimately be determined that the standard of conduct was not met.

Item 7.           Exemption from Registration Claimed.

         Not applicable.


Item 8.           Exhibits.

           Exhibit No.                                      Description
           -----------                                      -----------

                  24.1        Consent of PricewaterhouseCoopers LLP

                              Pursuant to Item 8 of the instructions to Form
                        S-8, the undersigned registrant hereby undertakes to submit the Kimco Realty Corp. 401(k) Plan and any amendment thereto, to the Internal Revenue Service ("IRS") in a timely manner, and has made or will make all changes required by the IRS in order to qualify such plan under Section 401(a) of the Internal Revenue Code of 1986, as amended.

Item 9.           Undertakings.

                  a. The undersigned registrant and the Plan hereby undertake:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this registration statement;

                                    (i)     To include any prospectus required
                           by Section 10(a)(3) of the Securities Act of 1933, as amended;

                                    (ii) To reflect in the prospectus any facts
                           or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                                    (iii) To include any material information
                           with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(ii) and (a)(1)(iii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  b. The undersigned registrant and the Plan hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended, and each filing of the Plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  c. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of New Hyde Park, State of New York on this 19th day of August, 1999.

                                      KIMCO REALTY CORPORATION



                                      By:  /s/ Michael V. Pappagallo
                                           ---------------------------------
                                           Michael  V. Pappagallo
                                           Vice President and Chief Financial
                                           Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                                 Title                                 Date
     ---------                                 -----                                 ----
/s/ Martin S. Kimmel                           Director                              August 19, 1999
--------------------------------------
        Martin S. Kimmel

/s/ Milton Cooper                              Chairman of the Board of              August 19, 1999
--------------------------------------         Directors and Chief Executive
        Milton Cooper                          Officer

/s/ Michael J. Flynn                           Vice Chairman of the Board of         August 19, 1999
--------------------------------------         Directors, President and Chief
        Michael J. Flynn                       Operating Officer

/s/ Michael V. Pappagallo                      Vice President and Chief              August 19, 1999
--------------------------------------         Financial Officer
        Michael V. Pappagallo

/s/ Richard G. Dooley                          Director                              August 19, 1999
--------------------------------------
        Richard G. Dooley

/s/ Frank Lourenso                             Director                              August 19, 1999
--------------------------------------
        Frank Lourenso

/s/ Joseph Grills                              Director                              August 19, 1999
--------------------------------------
        Joseph Grills


/s/ Joseph K. Kornwasser                       Director and Senior Executive         August 19, 1999
--------------------------------------         Vice President
        Joseph K. Kornwasser


         Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, acting as Plan Administrator, has duly caused this Registration Statement to be signed on the Plan's behalf in the Town of New Hyde Park, State of New York, on August 19, 1999.

                                      KIMCO REALTY CORP. 401(K) PLAN

                                      By:  Kimco Realty Corporation
                                           Plan Administrator

                                           By:  /s/ Michael V. Pappagallo
                                                -------------------------
                                                Name:   Michael V. Pappagallo
                                                Title:  Vice President and Chief
                                                        Financial Officer

                              INDEX TO EXHIBITS

Exhibit No.                                               Sequential page number

*24.1            Consent of PricewaterhouseCoopers LLP

*  Filed herewith